                                                                    Exhibit 10.7


                             INDEX TO LEASE BETWEEN
                           R & R PROPERTIES (LANDLORD)
                                       AND
                              TRUPAK, INC. (TENANT)
                                WEST UNITY, OHIO

ARTICLE                       HEADING                                   PAGE NO.
-------                       -------                                   -------

   1     Premises. . . . . . . . . . . . . . . . . . . . . . . . . . .      1
   2     Term and Option to Renew. . . . . . . . . . . . . . . . . . .      1
   3     Minimum Rent. . . . . . . . . . . . . . . . . . . . . . . . .      2
   4     Tenant's Tax Obligations. . . . . . . . . . . . . . . . . . .      3
   5     Construction of Improvements and Possession.. . . . . . . . .      4
   6     Use of Premises.. . . . . . . . . . . . . . . . . . . . . . .      5
   7     Assignment and Subletting.. . . . . . . . . . . . . . . . . .      5
   8     Tenant's Right to Make Improvements.. . . . . . . . . . . . .      6
   9     Tenant's Right to Mortgage. . . . . . . . . . . . . . . . . .      7
  10     Care and Maintenance of Exterior Premises.. . . . . . . . . .      7
  11     Landlord's Obligations to Repair and Maintain.. . . . . . . .      8
  12     Tenant's Obligations to Repair and Maintain . . . . . . . . .      8
  13     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .      9
  14     Restoration;  Damage by Fire or Other Casualty. . . . . . . .     10
  15     Waiver of Subrogation.. . . . . . . . . . . . . . . . . . . .     11
  16     Gas, Water, Heat, Electricity.. . . . . . . . . . . . . . . .     11
  17     Eminent Domain. . . . . . . . . . . . . . . . . . . . . . . .     11
  18     Bankruptcy and Insolvency . . . . . . . . . . . . . . . . . .     12
  19     Default by Tenant and Right to Cure by Tenant.. . . . . . . .     13
  20     Default by Landlord and Right to Cure by Tenant.. . . . . . .     13
  21     Right to Re-Entry . . . . . . . . . . . . . . . . . . . . . .     14
  22     Subordination - Attornment. . . . . . . . . . . . . . . . . .     14
  23     Quiet Enjoyment.. . . . . . . . . . . . . . . . . . . . . . .     15
  24     Ownership of Improvements.. . . . . . . . . . . . . . . . . .     16
  25     Investment Tax Credit.. . . . . . . . . . . . . . . . . . . .     16
  26     Compliance with Laws. . . . . . . . . . . . . . . . . . . . .     17
  27     Interpretation. . . . . . . . . . . . . . . . . . . . . . . .     17
  28     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
  29     Holding Over. . . . . . . . . . . . . . . . . . . . . . . . .     18
  30     Consent Not Unreasonably Withheld.. . . . . . . . . . . . . .     18
  31     Estoppel Certificate. . . . . . . . . . . . . . . . . . . . .     18
  32     Cumulative Rights.. . . . . . . . . . . . . . . . . . . . . .     18
  33     Partial Invalidity. . . . . . . . . . . . . . . . . . . . . .     18
  34     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
  35     Short Form Lease. . . . . . . . . . . . . . . . . . . . . . .     19
  36     Captions and Section Numbers. . . . . . . . . . . . . . . . .     19
  37     Successors. . . . . . . . . . . . . . . . . . . . . . . . . .     19

         Exhibit "A" - Legal Description

         Exhibit "B" - Site Plan

         Exhibit "C" - Landlord's Work

                                      LEASE


          THIS LEASE, made and entered into as of the 12th day of March, 1984, by and between R & R Properties, an Ohio Partnership, ("Landlord"), whose address is 1140 South McCord Road, Holland, Ohio 43528, and TRUPAK, INC., an Ohio corporation, ("Tenant"), whose address is 7047 Murthum Avenue, Warren, Michigan 48092.

          WITNESSETH:

          The parties hereto do hereby agree as follows:

          1.   PREMISES.

          Landlord, for and in consideration of the rents to be paid and the covenants and agreements to be kept and performed by Tenant, does hereby lease to Tenant premises situated in the Village of West Unity, Williams County, Ohio, containing approximately 44,866 square feet of building area located on the property more particularly described on Exhibit "A" attached hereto and made a part hereof, together with the exclusive right to use the parking area and the non-exclusive right to use certain common facilities, all of which are more particularly identified on the site plan marked Exhibit "B" attached hereto and made a part hereof (which premises are collectively hereinafter referred to as the "Demised Premises" or "Leased Premises").

          2.   TERM AND OPTION TO RENEW.

          A. The term of this Lease shall commence upon the date on which Landlord notifies Tenant in writing that the Leased Premises have been completed in accordance with Exhibit "C" ("Landlord's Work") and are available for Tenant's occupancy ("Commencement Date") and shall end on the tenth (10th) lease year of the lease term, as the term "Lease Year" is hereinafter defined, unless extended or sooner terminated as hereinafter provided. For the purposes of this Lease, the first lease year shall be a period commencing on the first day of the month following the Commencement Date, if such date is other than the first day of the month, and the term "lease year" shall mean a fiscal year of twelve (12) consecutive calendar months thereafter. The phrase "lease term" as used in this Lease shall be the term of this Lease and any extensions thereof.

          In the event the term of this Lease shall not have commenced by July 1, 1984, Tenant shall have the right to cancel this Lease upon notice to Landlord.

          B. Tenant shall have and is hereby granted an option to extend the term of this Lease for one (1) successive period of five (5) years on the same terms and conditions as stated herein, except that the annual rental shall be One Hundred Eleven Thousand Six Hundred Dollars ($111,600.00), payable monthly at the rate of Nine Thousand Three Hundred Dollars ($9,300.00). Such option shall be exercised by notice in writing to Landlord given not later than six (6) months prior to the expiration of the initial term. Upon the mailing of such notice, the term of this Lease shall be extended as above provided. If the option shall be exercised, any reference in this Lease to the term hereof shall be deemed to apply to the extended term.

          3.   MINIMUM RENT.

          Tenant hereby hires said Demised Premises for the term herein mentioned, and, in consideration of the peaceful use and enjoyment of the Demised Premises and the performance of all of the terms and provisions thereof to be performed by Landlord, does hereby covenant and agree to pay Landlord, as the minimum rent for said premises, the sum of Ninety Three Thousand Dollars ($93,000.00) per year, payable in equal monthly installments of Seven Thousand Seven Hundred Fifty Dollars ($7,750.00) each, in advance, on or before the first day of each month. In the event the minimum rent commences or terminates on a day other than the first day of a calendar month, then such rent shall be prorated on a daily basis based upon a thirty
(30) day calendar month.

          All rental payments due hereunder shall be sent to Landlord's address first above given, or such other place as Landlord may designate.

          In the event Tenant fails to mail the rent on or before the 8th day of the month, Tenant shall pay the required rent, plus Ten Percent (10%) of the monthly rent as a "late payment fee". Provided, however, there shall be no late payment fee unless and until the Tenant has failed to pay the monthly rent on a timely basis (i.e., mailed on or before the 8th day of the month) for more than once during any twelve (12) month period.

          4.   TENANT'S TAX OBLIGATIONS.

          A. Tenant agrees to pay any increased real estate taxes and assessments over and above the real estate taxes and assessments established on the full valuation of the facilities to be completed for the Tenant after the second full lease year. The Tenant's proportionate part shall be a fraction, the numerator of which is the number of square feet of floor area in the Demised Premises (44,866 square feet) and the denominator of which is the total number of rentable square feet of floor area in the building (initially, 107,936 square feet). Said amount shall be deemed to be additional rent and shall be due and payable on the first of the month following delivery to Tenant of a receipt for Landlord's payment of said taxes. It is expressly understood and agreed that such annual tax increase, if any, shall not exceed Ten Percent (10%) per year. Landlord's request for payment of such taxes shall be accompanied with copies of the receipted tax bills for the current year and for the base tax year, together with the appropriate computations. Payment of special assessments is to be made, if permitted, on an installment basis, extending over the maximum period of time available. Tenant shall have no obligation to pay any installment of special assessment extended beyond the term of this Lease. All such taxes for the last year of the term hereof shall be equitably prorated between the parties.

          B. Tenant shall have the right to request Landlord to contest the validity of the amount of taxes assessed or other public charges paid or to be paid by Tenant, so long as Tenant is exercising good faith in making such request.

          5.   CONSTRUCTION OF IMPROVEMENTS AND POSSESSION.

          On or before May 1, 1984, Landlord, at its sole cost and expense, shall make such improvements to the interior of the Leased Premises as is set forth on Exhibit "C" ("Landlord's Work") attached hereto and made a part hereof. Landlord shall use only new, first-class materials in the construction of its work and Landlord agrees that all work to be performed by it shall be done in a workmanlike manner in accordance with all applicable building and related codes having jurisdiction.

          Notwithstanding anything contained herein to the contrary, during the period that Landlord's Work is being performed, Tenant shall have the right, on a rent-free basis, to store inventory and supplies and/or move in machinery and equipment at the Leased Premises, provided Tenant does not interfere with Landlord's Work. Tenant may also use unleased portions of the building contiguous to the Leased Premises rent free during the period of Landlord's Work. Landlord shall not be responsible for any such items stored or installed by Tenant prior to delivery of the Leased Premises to Tenant, other than Landlord using reasonable and normal security.

          In the event Landlord fails to deliver the Leased Premises to Tenant, ready for Tenant's occupancy, on or before the above referred to date, from and after the Commencement Date Tenant shall have free rent for an equal period of time as is caused by the Landlord's delay in delivering the Leased Premises to Tenant.

          Landlord hereby represents to Tenant and agrees to install, on or before November 15, 1984, on the exterior of the building occupied by Tenant a minimum of One (1) Inch of styrofoam insulation and a steel exterior facade from grade level to roof level on all sides of the building, except the office area. All exterior windows, except for the office area, will be covered by the steel exterior facade. Failure of Landlord to install the exterior facade or to complete same by November 15, 1984, shall result in a reduction in rent at the rate of $100.00 per day for each day that such exterior facade has not been installed after November 15, 1984.

          6.   USE OF PREMISES.

          The Leased Premises may be used and occupied by Tenant for manufacturing, warehousing and related operations, and for any other lawful purpose, with the written consent of Landlord.

          7.   ASSIGNMENT AND SUBLETTING.

          Tenant shall have the right at all times to assign or sublet all or any part of the Demised Premises with Landlord's written consent, provided, however, that any such assignment or subletting shall not release Tenant from liability hereunder.

          Notwithstanding anything contained herein to the contrary, Tenant shall have the right, without Landlord's consent, to transfer or assign this Lease or sublet the whole or any portion thereof to Tenant's Guarantor or wholly owned subsidiary corpora-tion of Tenant or Tenant's Guarantor, or to any corporation succeeding to substantially all the assets of Tenant as a result of the consolidation or merger or to a corporation to which all or substantially all of the assets of Tenant have been sold; provided, however, that in each of the foregoing instances such other corporation shall assume in writing all of the Tenant's obligations hereunder.

          8.   TENANT'S RIGHT TO MAKE IMPROVEMENTS.

          Landlord agrees that Tenant may, from time to time and at any time during the term hereof, in its sole discretion and at its own cost and expense, remove, remodel, alter, add to or modify the interior of the Leased Premises, so long as same does not affect the structural integrity of the building of which the Leased Premises are a part and provided Tenant complies with the provisions set forth in this Paragraph.

          All such improvements shall be of a good and substantial character and such as will not tend to decrease the value of the Leased Premises.

          Tenant shall pay for all labor performed and materials furnished in making such improvements and will keep the Demised Premises and improvements thereon at all times free and clear of all liens for labor or materials furnished in and about such construction, and will defend, at its own cost and expense, each and every lien asserted or claim filed against said premises and/or the buildings or improvements thereon, or any part thereof, for labor claimed to have been so performed or material claimed to have been so furnished, and promptly pay each and every judgment made or given against said premises, or any part thereof, or the buildings and/or improvements thereon, and/or against Landlord or Tenant, on account of any such lien and indemnify and save harmless

Landlord, their successors and assigns from all and every claim and action on account of such claim, lien or judgment or any of Landlord's agents, employees or contractors, in or about such erection, construction or employment.

          All such construction and improvements shall comply with all laws and ordinances relating thereto.

          9.   TENANT'S RIGHT TO MORTGAGE.

          Tenant, in its sole discretion, shall have the right, from time to time, to borrow money and grant as security therefor a mortgage (or deed of trust) on Tenant's leasehold interest covering the Demised Premises upon such terms and conditions as are satisfactory to Tenant.

          10.  CARE AND MAINTENANCE OF EXTERIOR PREMISES.

          During the term of this Lease, Landlord at its sole expense agrees to maintain, replace and repair, as required, the exterior portions of the building and the common areas as hereinafter defined. The term "common area" as used in this Lease shall mean parking areas, lights and light standards, roadways, sidewalks, truckways, landscaped areas, utilities, drainage and all other areas or improvements located outside of any building situated on the property described on Exhibit "A".

          Landlord at its sole expense agrees to adequately light, (for the purposes hereof the present lighting is deemed to be "adequate"), clean, remove snow, stripe the parking areas, repair (or replace if necessary), police to provide adequate security, if required, and maintain all of the common areas.

          Tenant at its sole expense will keep and maintain the interior of the Leased Premises in a clean, sanitary and safe condition.**The Leased Premises will be kept free from rubbish and

**Also, Tenant shall pay for the electricity for the exterior lights attached to Tenant's portion of the Leased Premises.

dirt at all times, and Tenant shall store all trash and garbage within a confined area on the Leased Premises, and will arrange for the regular pick up of garbage at Tenant's expense. Tenant shall not perform any acts or carry on any practice which may be a nuisance or menace to other occupants of contiguous properties. Tenant shall have the right, at its sole expense, to install and maintain additional lighting in the parking areas.


          11.  LANDLORD'S OBLIGATIONS TO REPAIR AND MAINTAIN.

          With respect to the building occupied by Tenant, Landlord shall keep the foundation, exterior walls and roof in good condition and repair. Landlord shall also provide the initial original equipment warranties on all equipment furnished by Landlord to the Tenant. In addition, Landlord hereby grants to Tenant a warranty for a period of one (1) year after the commencement of the term hereof on all labor and materials furnished by Landlord with respect to Landlord's Work as set forth on Exhibit "C".

          Landlord hereby warrants and represents that the heating, electrical, air conditioning, if any, plumbing and all mechanical systems will be in good working order and repair at the time of commencement of the term of this Lease.

          12.  TENANT'S OBLIGATIONS TO REPAIR AND MAINTAIN.

          Except as provided in Paragraph 11 hereof, with respect to the Leased Premises, Tenant covenants and agrees that it will, at its own expense, during the continuance of this Lease, keep the interior of such premises in good condition and repair, and at the expiration of the term or any renewal or extension thereof, to yield and give up the premises in good condition, damage by usual wear and tear, fire, the elements or other casualties excepted.

          In the event that there is a breakdown of the heating, air conditioning, electrical, plumbing or any mechanical systems within the last three (3) years of the term of this Lease, and such breakdown results in the necessity of replacing same, the Tenant's obligation with respect thereto shall not exceed (i) Seventy-Five Percent (75%) of the cost, if such breakdown occurs during the third from the last Lease Year; (ii) Fifty Percent (50%) of the cost, if such breakdown occurs during the second from the last Lease Year; (iii) Twenty Five Percent (25%) of the cost if such breakdown occurs during the last Lease Year. Provided, however, if Tenant elects to exercise its Option to extend the term of the Lease for an additional five (5) years, the Tenant will retroactively reimburse the Landlord for any such costs, up to and including
One Hundred Percent (100%) thereof, and then the above formula shall apply to the last three (3) years of the extended option term of this Lease.

          13.  INSURANCE.

          A. Tenant agrees to procure and keep in full force and effect during the term hereof public liability and property damage insurance with respect to the Demised Premises in the sum of Five Hundred Thousand Dollars ($500,000.00) for damage resulting to one person, and One Million Dollars ($1,000,000.00) for damage resulting from one casualty, and One Hundred Thousand Dollars ($100,000.00) property damage. Tenant shall deliver said policies, or in lieu thereof, certificates evidencing said policies, to Landlord, and upon Tenant's failure to do so, Landlord may, at its option, obtain such insurance, and the cost thereof shall be paid as additional rent due and payable upon the next ensuing rent day. Notwithstanding anything herein to the contrary, Landlord and Tenant shall be named as joint insured on all policies.

          B. At all times during the term of this Lease, Land-lord agrees, at its expense, to maintain fire and extended coverage insurance ("all risk") on all buildings and improvements erected and constructed upon the property described on Exhibit "A" attached hereto in insurance companies of generally recognized responsibility and credit and authorized to do business in the State of Ohio, in an amount determined by Landlord.

          14.  RESTORATION; DAMAGE BY FIRE OR OTHER CASUALTY.

          In the event the Leased Premises shall be damaged or destroyed in whole or in part by fire or other casualty during the term hereof, Landlord will immediately repair and restore the same to good, tenantable condition within sixty (60) days from the date of such damage or destruction, and the rental herein provided for shall abate entirely in case the entire premises are untenantable and pro-rata for the portion rendered untenantable, in case a part only is untenantable, until the same shall be restored to a tenantable condition. Tenant, in its sole discretion, shall have the right as to determine whether or not the Premises are tenantable for its use. If such damage or destruction cannot reasonably be repaired within the aforementioned period, Landlord shall notify Tenant within ten (10) days after the happening of such damage or destruction whether or not Landlord will repair or rebuild. If Landlord elects not to repair or rebuild, this Lease shall be terminated. If Landlord shall elect to repair or rebuild, Landlord shall specify the time period within such repairs or restoration shall be completed, and Tenant shall have the option, within ten (10) days after receipt of such notice, to elect whether to terminate this Lease without any further liability hereunder, or to extend the period of the term of this Lease equivalent to the time from the happening of such damage or destruction until the Leased Premises are restored to their former condition. Tenant shall not have any right to terminate with respect to the foregoing if Landlord repairs or rebuilds the damaged premises within said sixty (60) day period. In the event Tenant elects to extend the term of this Lease, Landlord shall restore the Leased Premises to its former condition within the time specified in the notice, and Tenant shall not be liable to pay rent for the period from the time of such damage or destruction until the premises are so restored to their former condition.

          15.  WAIVER OF SUBROGATION.

          Each party hereto does hereby remise, release and discharge the other party hereto and any officer, agent, employee or representative of such party of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

          16.  GAS, WATER, HEAT, ELECTRICITY.

          Tenant will pay all charges, if any, made against said Leased Premises for gas, water, heat and electricity during the continuance of this Lease as the same shall become due. Tenant shall maintain a minimum temperature in the Leased Premises of 60DEG. Fahrenheit, provided all other tenants are equally obligated.

          17.  EMINENT DOMAIN.

          If the whole or any part of the floor area of the Leased Premises hereby leased shall be taken by public authority under the power of Eminent Domain, then the term of this Lease shall cease as of the date possession shall be taken by such public authority, and the rent shall be paid up to that date with a proportionate refund by Landlord of such rent as shall have been paid in advance.

          In the event that as a result of any taking under the power of eminent domain the common areas and the parking area shall be reduced to less than Eighty Percent (80%) of its former area, Tenant may, at Tenant's sole election, terminate the term of this Lease by giving Landlord notice of the exercise of its election within sixty (60) days after the taking, and the termination shall be effective as of the time that possession of the part so taken shall be required for public use. Thereafter, the parties shall be relieved of all subsequent obligations under the terms of this Lease.

          Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi-public authority for which damages are payable. Tenant agrees to execute instruments of assignment as may be reasonably required by Landlord in any proceedings for the recovery of the damages if requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceedings. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for loss of business or goodwill, depreciation to and costs of removal of stock and trade fixtures of Tenant and relocation of Tenant's signs, if any.

          18.  BANKRUPTCY AND INSOLVENCY.

          Subject to the Federal Bankruptcy Act, if a petition in bankruptcy shall be filed by Tenant, or if Tenant shall be adjudicated bankrupt, or if Tenant shall make a general assignment for the benefit of creditors, or if in any proceeding based upon the insolvency of Tenant a receiver of all the property of Tenant shall be appointed and shall not be discharged within ninety
(90) days after
such appointment, then Landlord may terminate this Lease by giving notice to Tenant of its intention so to do; provided, however, neither bankruptcy, insolvency, an assignment for the benefit of creditors nor the appointment of a receiver shall affect this Lease or permit its termination so long as the covenants on the part of Tenant to be performed shall be performed by Tenant or someone claiming under it.

          19.   DEFAULT BY TENANT AND RIGHT TO CURE BY TENANT.

          In the event default shall be made by Tenant in the payment of rent upon the day it becomes due and payable and such default continues for a period of ten (10) days after receipt by Tenant of written notice thereof, or if default shall be made or suffered by Tenant in any of the other covenants and conditions of the Lease required to be kept or performed by Tenant (other than payment of rent), and Tenant fails to cure any such default(s) or commences to cure such default(s) within thirty (30) days after receipt by Tenant of written notice from Landlord specifying the default or defaults complained of, then and in any such event or events and whenever and as often as such failure or default shall occur, it shall and may be lawful for Landlord, at Landlord's election, at any time thereafter, to re-enter into and repossess the premises and the building(s) and improvements situated thereon, and every part thereof, and Tenant and each and every other occupant to remove and put out. In the event that Tenant's default (other than nonpayment of rent) is not cured within said thirty (30) day period by reason of labor troubles, war, governmental regulations, unavailability of materials or any condition beyond Tenant's reasonable control, the time for curing such default shall be extended accordingly.

          20.  DEFAULT BY LANDLORD AND RIGHT TO CURE BY TENANT.

          In the event default shall be made by Landlord in any of the covenants and conditions in this Lease required to be kept or performed by Landlord and Landlord fails to cure any such default(s) or commences to cure such default(s) within thirty (30) days after receipt by Landlord of written notice from Tenant specifying the default or defaults complained of, then and in any such event or events and whenever and as often as such failure or default shall occur, it shall and may be lawful for Tenant, at Tenant's election, and at any time thereafter, to cure such default for the account of Landlord and Landlord shall, within fifteen (15) days after notice, reimburse Tenant for any amount paid by Tenant, plus interest on said amount based on the then existing prime rate of the National Bank of Detroit and Tenant shall have the further right to set off and deduct from the payment of rent due hereunder any and all amounts due to Tenant. Provided, however, if Landlord's failure to perform would result in an emergency which affects personal life or damage to property, then Tenant may proceed to remedy the situation and give Landlord notice thereof as soon as reasonably possible. In the event that Landlord's default is not cured within said thirty (30) day period by reason of labor troubles, war, governmental regulations, unavailability of materials or any condition beyond Landlord's reasonable control, the time for curing such default shall be extended accordingly.


          21.  RIGHT TO RE-ENTRY.

          In the event that Landlord shall, during the period covered by this Lease, obtain possession of said premises by re-entry, summary proceedings or otherwise, Tenant hereby agrees to pay Landlord the expense (including attorneys' fees) incurred in obtaining possession of said premises.

          22.  SUBORDINATION - ATTORNMENT.

          A. This Lease shall, at the request of Landlord, be subordinate to any first mortgage or deed of trust that may now or hereafter be placed upon the Leased Premises and to any and all advances to be made thereunder and to the interest thereon and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in the mortgages or trust deeds shall agree to recognize the Lease of Tenant in the event of foreclosure, if Tenant is not then in default. Landlord agrees to keep Tenant advised as to the existence of all mortgages on the property, including the names and addresses of all mortgagees. Landlord agrees to request all mortgagees to notify Tenant in writing of any default in any mortgage payments. Tenant shall have the right, at its option, to make payments of rentals directly to the mortgagees involved until such default is cured or removed.

          B. Landlord covenants, warrants and represents that any mortgagee or trustee under a deed of trust of the Leased Premises shall agree in writing to recognize the Lease of Tenant in the event of foreclosure if Tenant is not in default hereunder. Tenant shall, in the event any proceedings are brought for the foreclosure or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Leased Premises, to attorn to the purchaser upon such foreclosure or sale and recognize any such purchaser as Landlord under this Lease.

          23.  QUIET ENJOYMENT.

          Landlord represents, covenants and warrants that it is or will be the record title holder of the Leased Premises at the time of commencement of the term of this Lease, free and unencumbered, and has full right and lawful authority to enter into this Lease for the full term hereof and that upon Tenant's paying the rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceable and quietly have, hold, occupy and enjoy the Leased Premises without hindrance or molestation for the full Lease term hereof.


          Landlord acknowledges that Tenant's use of the Leased Premises and its products are regulated and controlled by the Federal Drug Administration and other governmental agencies and, as such, the Tenant's facilities are strictly controlled and are held to a high degree of cleanliness, and purity of the atmosphere. Accordingly, Landlord further represents, covenants and warrants that the other occupants of the building of which the Leased Premises are a part shall have separate space that is sealed off from Tenant's Leased Premises and that such occupants shall be required to refrain from causing any fumes, odors or noise level problems which exceed the Federal and State OSHA standards, without the use of protective apparatus or devices, or which cause Tenant to be in violation of any governmental controls. Any violation of this provision by Landlord shall be deemed to be a material breach of this Lease, for which Landlord shall be liable for damages, together with any other legal remedies available to Tenant.

          24.  OWNERSHIP OF IMPROVEMENTS.

          Upon the termination of this Lease, whether by lapse of time or otherwise, all buildings and improvements then and at such time upon said Leased Premises shall belong to Landlord, other than Tenant's furniture, trade fixtures and signs, which shall be the sole property of Tenant.

          25.  INVESTMENT TAX CREDIT.

          Landlord hereby agrees to elect under the applicable provisions of the Internal Revenue Code of 1954, as amended (here-inafter referred to as the "Code"), to pass through to Tenant all investment tax credit which may be available to the facility covered by this Lease under
Section 38 of said Code which is not available to Landlord pursuant to the Code with respect to qualified property installed by Landlord on the Leased Premises. Landlord agrees to promptly execute all documents submitted by Tenant and required by said Code, and regulations issued thereunder, to enable Tenant to obtain such credit and to cooperate with Tenant with respect to the maintenance of records in connection therewith.

          26.  COMPLIANCE WITH LAWS.

          Tenant shall, at its own expense, promptly comply with all lawful laws, orders, regulations or ordinances of all municipal, county and state authorities affecting the premises hereby leased which are directly attributable to Tenant's use of the Leased Premises, and the cleanliness, safety, occupation and use of the same. Landlord hereby warrants and represents to Tenant that at the commencement of the term hereof, the Leased Premises will comply with all laws, orders, regulations and ordinances of all governmental authorities having jurisdiction, and that Landlord will obtain and deliver to Tenant a Certificate of Occupancy if available for the Leased Premises.

          27.  INTERPRETATION.

          This Lease shall be interpreted in accordance with the laws of the state in which the Leased Premises are situated.

          28.  NOTICES.

          All notices provided for in this Lease shall be in writing and sent to the respective parties at their addresses set forth at the beginning of this Lease or at such other place or places as hereafter shall be designated in writing by the respective parties. Such notice shall be served personally or mailed by U.S. registered or certified mail, return receipt requested, postage prepaid. Each party may, from time to time, designate other parties and their addresses to whom copies of notices are to be sent on their behalf.

          29.  HOLDING OVER.

          It is hereby agreed that in the event Tenant herein holds over after the termination of this Lease, thereafter, the tenancy shall be from month-to-month in the absence of a written agreement to the contrary, which month to month lease may be terminated by either party upon thirty (30) days prior written notice.

          30.  CONSENT NOT UNREASONABLY WITHHELD.

          Landlord agrees that whenever under this Lease provision is made for Tenant securing the written consent of Landlord, such written consent shall not be unreasonably withheld or delayed.

          31.  ESTOPPEL CERTIFICATE.

          At any time and from time to time, Landlord and Tenant agree, upon the request in writing from the other, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, then the same are in full force and effect) and the dates to which minimum rent and other charges have been paid.

          32.  CUMULATIVE RIGHTS.

          It is agreed that each and every of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

          33.  PARTIAL INVALIDITY.

          If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of the term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          34.  WAIVERS.

          One or more waivers of any covenant or condition by either Landlord or Tenant shall not be construed as a waiver of a further breach of the same covenant or condition.

          35.  SHORT FORM LEASE.

          Upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises, the term of this Lease, options to renew and any other special provisions except rentals payable hereunder and shall incorporate this Lease by reference.

          36.  CAPTIONS AND SECTION NUMBERS.

          The captions, section numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of the sections of this Lease or in any way affect this Lease.

          37.  SUCCESSORS.

          The covenants, conditions and agreements of this Lease shall be binding upon and shall inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed all as of the day and year first above written.


WITNESSES:                              R & R PROPERTIES, an Ohio
                                        partnership

/s/ W. Bradford Snow                    By:   /s/ Frank J. Roach
--------------------------------            ---------------------------------
                                             Frank J. Roach

                                        AND  /s/ James A. Rupp
--------------------------------            ---------------------------------
                                             James A. Rupp

                                                            "Landlord"


/s/ Jerome C. Hirsch                     TRUPAK, INC., an Ohio corporation
---------------------------------
                                        By: /s/ Merle Harris
--------------------------------            ---------------------------------
                                                            "Tenant"


                                    GUARANTY

          FOR VALUE RECEIVED, and in consideration for, and as an inducement to Landlord making the within Lease with Tenant, the undersigned hereby unconditionally guarantees to Landlord, and Landlord's successors and assigns, the full performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by Tenant.

                                        FRESHLABS, INC., a Michigan
                                        corporation

                                        By: /s/ Merle Harris
                                           ------------------------------
Dated:  March 12, 1984

                                LEGAL DESCRIPTION

          The property is in the Village of West Unity, Williams County, Ohio.

          Legal description to be attached prior to the commencement of the term, upon Landlord furnishing to Tenant a certified survey and legal description in a form satisfactory to Tenant.




                                   EXHIBIT "A"

                               MEMORANDUM OF LEASE

          MEMORANDUM OF LEASE made this 12th day of March, 1984, between
R & R PROPERTIES, an Ohio Partnership, whose address is 1140 South McCord Road, Holland, Ohio 43528 ("Landlord"), and TRUPAK, INC., an Ohio corporation, whose address is 7047 Murthum Avenue, Warren, Michigan 48092 ("Tenant").

          WITNESSETH:

          WHEREAS, the parties hereto have entered into a Lease dated March 12, 1984, covering certain premises located in the Village of West Unity, Williams County, Ohio; and

          WHEREAS, it is the desire of the parties hereto to enter into a Memorandum of Lease for the purpose of recording the same and giving notice of the existence of said Lease;

          NOW, THEREFORE, in consideration of the rents reserved and the covenants and conditions more particularly set forth in that certain Lease entered into between the parties hereto, Landlord and Tenant do hereby covenant, promise and agree as follows:

          1. Landlord does demise and lease unto Tenant and Tenant hereby rents from Landlord, for the term hereinafter provided, and any extension thereof, those certain premises consisting of 44,866 square feet of building area located on the property more particularly described on Exhibit "A" attached hereto and made a part hereof, together with the exclusive right to use the parking area and the non-exclusive right to use certain common facilities which are contiguous to the building area and are described on Exhibit "A" attached hereto and made a part hereof.

          2. The lease term shall commence upon the date on which Landlord notifies Tenant in writing that the Leased Premises have been completed in accordance with Exhibit "C" (Landlord's Work) attached to and made a part of the Lease, and are available for Tenant's occupancy ("Commencement Date") and shall end on the tenth lease year of the lease term.

          3.   Tenant shall have the right to renew and extend the Lease for one
(1) additional five (5) year period.

          4. This instrument is executed for the purpose of giving public record notice of the fact of the execution of the above described Lease, and all of the terms and conditions of said Lease and amendments thereto, if any, are incorporated by reference herein, and where in conflict, the terms of the Lease shall prevail.

          5. This agreement shall extend to and be binding upon the parties hereto and their respective heirs, representatives, successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto have executed these presents and set their hands the day and year first above written.

WITNESSES:
                                        R & R PROPERTIES, an Ohio partnership
/s/ W. Bradford Snow
-------------------------------         By: /s/ Frank J. Roach
W. Bradford Snow                           ----------------------------------
                                            Frank J. Roach
/s/ Lenore S. Litivin
-------------------------------
Lenore S. Litivin                       AND

                                        By: /s/ James A. Rupp
                                           -----------------------------------
                                            James A. Rupp


                                                            "Landlord"
/s/ Jerome C. Hirsch                    TRUPAK, INC., an Ohio corporation
--------------------------------
Jerome C. Hirsch

/s/ Lenore S. Litivin                   By: /s/ Merle Harris
--------------------------------           -----------------------------------
Lenore S. Litivin                          Merle Harris

                                                            "Tenant"

                           ACKNOWLEDGEMENT OF LANDLORD

STATE OF MICHIGAN )
                  ) ss.
COUNTY OF WAYNE   )

          On this 12th day of March, 1984, before me personally appeared FRANK J. ROACH and JAMES A. RUPP, to me personally known to be the persons who executed the foregoing Lease and acknowledged

                               FIRST AMENDMENT TO LEASE

    THIS First Amendment to Lease made as of this first day of August, 1986, by and between R & R PROPERTIES, an Ohio Partnership ("Landlord"), whose address is 1140 South McCord Road, Holland, Ohio 43528, and TRUPAK, INC., an Ohio Corporation ("Tenant"), whose address is 7047 Murthum Avenue, Warren, Michigan 48092.

                                 W I T N E S S E T H

    WHEREAS, Landlord and Tenant entered into a certain Lease dated as of the 12th day of March, 1984 ( a Memorandum of such Lease was recorded in Volume 21 of Leases, Page 289, Williams County Records, Ohio) (hereinafter referred to as "Lease") covering certain premises located in the Village of West Unity, Williams County, Ohio, containing approximately 44,866 square feet of building area, more particularly described in said Lease; and

    WHEREAS, Tenant is desirous of leasing an additional 35,404 square feet of building area located contiguous to the existing space such additional space being more particularly identified on Exhibit A-1 attached hereto and made a part hereof.

    NOW THEREFORE, in consideration of the foregoing, the parties hereto hereby agree to amend the terms of the Lease as hereinafter set forth:

    1. Landlord does hereby lease to Tenant an additional 35,404 square feet of building area ("New Space") contiguous to the existing Leased Premises which additional space is more particularly identified on Exhibit A-1 and shall hereafter be included as part of the Leased Premises.

    2. Commencing August 1, 1986, Tenant shall pay to Landlord for the New Space minimum rent in the sum of Four Thousand and 00/100 ($4,000.00) Dollars for the month of August.

         Provided Landlord has completed Landlord's Work in the New Space (as hereinafter set forth) commencing September 1, 1986, Tenant hereby agrees to pay to Landlord as minimum rent for the New Space the sum of Six Thousand One Hundred Fifteen and 35/100 ($6,115.35) Dollars in advance on or before the first day of each month throughout the balance of the lease term in addition to the minimum rent set forth in Article 3 of the Lease.

    3. With respect to the New Space, Landlord hereby represents and warrants:

    (A) A portion of the New Space, namely 10,000 square feet, is presently leased to Elder Pharmaceuticals, Inc., on a month-to-month basis at a rental of One Thousand Seven Hundred and 00/100 ($1,700.00) Dollars per month. Such Lease was entered into as of July 1, 1985, as amended, and expires on June 30, 1986. Said Lease is in full force and effect and no default by either Landlord or Tenant exists thereunder. No rent has been paid in advance other than the current month's rent. Landlord hereby assigns and transfers over to Tenant herein all of Landlord's right, title and interest as Landlord in and to said Lease entered into with Elder Pharmaceuticals, Inc., as aforedescribed. Landlord hereby agrees to execute a separate assignment of said Lease to Tenant herein upon request of Tenant. Landlord shall advise Elder Pharmaceuticals, Inc., commencing August 1, 1986, its lease has been assigned to Tenant herein and all rent shall be payable directly to Tenant herein.

    (B) All existing heating, electrical, plumbing and mechanical systems in the New Space shall be in good condition and in working order. In addition, the roof shall be sealed, air-tight and leak free.

    (C) The Landlord shall complete by no later than September 1, 1986, the following "Landlord's Work":

         (1) Repair or replace all fixtures in the two restrooms located in the New Space and such fixtures shall be in good operating condition.

         (2)  Repair and seal all holes in the exterior walls in the New Space.

         (3) In the 13,000 square feet of the New Space which currently is unoccupied, Landlord will immediately paint the ceilings white and remove all unused fixtures, plumbing, etc. from the ceiling areas. The posts will also be painted white and all existing sodium lighting will be placed in working order. Landlord will supply all the necessary lighting fixtures to continue the existing lighting pattern, except the Tenant will furnish 20 sodium lighting fixtures from their existing space which Landlord will install in areas that the lights are missing. With respect to the balance of the New Space, Landlord will complete Landlord's Work (i.e., being the same improvements as set forth above) as rapidly as possible immediately upon such space being cleared and ready for "Landlord's Work".

    4. Tenant agrees to pay any increase in Landlord's insurance premiums over and above the sum of Fourteen Thousand Forty and 00/100 ($14,040.00) Dollars with respect to the insurance carried by Landlord on the New Space. Landlord shall submit to Tenant evidence of such increase in insurance and within 30 days thereafter, Tenant shall pay said amount to Landlord.

    5. Landlord and Tenant hereby agree that the commencement date of the Lease was May 21, 1984, and the initial Lease term will end on May 31, 1994.

    6. Accept as expressly amended herein, all other terms and conditions of said Lease shall remain in full force and effect, are applicable to the New Premises which shall hereafter be included in the Leased Premises and are hereby ratified and confirmed by the parties hereto.

    IN WITNESS WHEREOF, the respective parties hereto have executed this First Amendment to Lease effective as of the date of this Agreement.

IN THE PRESENCE OF:                    R & R PROPERTIES, an Ohio
                                       Partnership

 /s/  Josi L. Galford                  By: /s/ Frank J. Roach
-----------------------------------       ------------------------------------
                                            Frank J. Roach

 /s/  Tina G. Weing                         AND /s/ James A. Rupp
-----------------------------------       ------------------------------------
                                            James A. Rupp

                                                 "Landlord"

/s/ Jerome C. Hirsch                         TRUPAK, INC., an Ohio Corporation
-----------------------------------


                                       By: /s/ Merle Harris
-----------------------------------        ------------------------------------
                                            Merle Harris

                                                 "Tenant"

                                     EXHIBIT A-1

                                     [FLOOR PLAN]

                            SECOND AMENDMENT TO LEASE

     THIS second Amendment to lease made as of this 19th day of June, 1989, by and between R & R PROPERTIES, an Ohio Partnership, ("Landlord"), whose address is 1160 South McCord Road, Holland, Ohio 43528, and TRUPAK, INC., an Ohio Corporation, ("Tenant"), whose address is 7047 Murthum Avenue, Warren, Michigan 48092.
                              W I T N E S S E T H

     WHEREAS, Landlord and Tenant entered into a certain Lease dated as of the 12th day of March, 1984 (a Memorandum of such Lease was recorded in Volume 21 of Leases, Page 289, Williams County Records, Ohio) (hereinafter referred to as "Lease") covering certain premises located in the Village of West Unity, Williams County, Ohio, containing approximately 44,866 square feet of building area, more particularly described in said Lease; and

     WHEREAS, Landlord and Tenant entered into a first amendment to lease on August 1, 1986 and additional 35,404 square feet of building area located contiguous to the existing space.

     WHEREAS, Tenant is desirous of leasing an additional 25,450 square feet being more particularly identified on exhibit B-1 as area 5 beginning September 1, 1989.

     WHEREAS, Tenant is desirous of leasing an additional 21,840 square feet being now particularly identified on exhibit B-1 as area 6 beginning January 1, 1990.

     NOW THEREFORE, in consideration of the foregoing, the parties hereto hereby agree to amend the terms of the Leases as hereinafter set forth:


     1. Landlord does hereby lease to Tenant an additional 25,450 square feet of building area ("New Space") contiguous to the existing Leased Premises which additional space is more particularly identified on Exhibit B-1 as area 5 and shall hereafter be included as part of the Leased Premises.

     2. Provided Landlord has completed Landlord's Work in the New Space (as hereinafter set forth) commencing September 1, 1989, Tenant hereby agrees to pay to Landlord as minimum rent for the New Space, (area 5,) the sum of Four Thousand Nine Hundred Thirty (4,930) Dollars in advance on or before the first day of each month throughout the balance of the lease term in addition to the minimum rent set forth in Article 3 of Lease.

     3. Landlord does hereby lease to Tenant an additional 21,840 square feet of building area ("New Space") contiguous to the existing Leased Premises which additional space is more particularly identified on Exhibit B-1 as area 6 and shall hereafter be included as part of the Leased Premises, effective January 1, 1990.

     4. Commencing January 1, 1990, Tenant hereby agrees to pay to Landlord as minimum rent for the New Space, area 6, the sum of Four Thousand Ninety Five (4,095) Dollars in advance on or before the first day of each month throughout the balance of the lease term in addition to the minimum rent set forth in Article 3 of Lease.

          (A) The Landlord shall complete by no later than September 1, 1989, the following "Landlord's Work": or as described on exhibit B-2 hereto attached.

          (B) Tenant agrees to pay any prorata increase in landlord's insurance premiums over and above the sum of Fourteen Thousand Forty and 00/100 ($14,040.00) Dollars with respect to the insurance carried by Landlord. Landlord shall submit to Tenant evidence of such increase in insurance and within 30 days thereafter, Tenant shall pay said amount to Landlord.


          (C) Except as expressly amended herein, all other terms and conditions of said Lease shall remain in full force and effect, are applicable to the New Premises which shall hereafter be included in the Leased Premises and are hereby ratified and confirmed by the parties hereto.


     IN WITNESS WHEREOF the respective parties hereto have executed this Second Amendment to Lease effective as of the date of this Agreement.


IN THE PRESENCE OF:                     R & R PROPERTIES, an Ohio
                                        Partnership


/s/ Joanne Van Camp                     /s/ Frank J. Roach
-----------------------------           -------------------------------
                                           Frank J. Roach



/s/                                 AND /s/ James A. Rupp
----------------------------            --------------------------------
                                        James A. Rupp

                                                  "Landlord"

                                        TRUPAK, INC., an Ohio
                                        Corporation


/s/                                 BY:  /s/                     6/19/89
----------------------------             -------------------------------


                                                    "Tenant"

                               THIRD AMENDMENT TO LEASE


    THIS third Amendment to lease made as of the ______ day of ___________, 1992 by and between R & R PROPERTIES, an Ohio Partnership ("Landlord"), whose address is 1160 S. McCord Road, Holland, Ohio 43528, P. Leiner Nutritional Products, Inc., a California Corporation, successor by merger to Trupak, Inc., formerly an Ohio Corporation ("Tenant"), whose address is 7047 Murthum Avenue, Warren, Michigan 48092.

                               W I T N E S S E T H

    WHEREAS, Landlord and Tenant entered into a certain Lease dated as of the 12th day of March, 1984 (a Memorandum of such Lease was recorded in Volume 21 of Leases, Page 289, Williams County Records, Ohio) (hereinafter referred to as "Lease") covering certain premises located in the Village of West Unity, Williams County, Ohio, containing approximately 44,866 square feet of building area, more particularly described in said Lease; and

    WHEREAS, Landlord and Tenant entered into a first amendment to lease on August 1, 1986 and additional 35,404 square feet of building area located contiguous to the existing space.

    WHEREAS, Landlord and Tenant entered into a second amendment to lease effective September 1, 1989 an additional 25,450 square feet being more particularly identified as area 5.

    WHEREAS, Landlord and Tenant entered into a second amendment to lease effective January 1, 1990 for an additional 21,840 square feet being now particularly identified as area 6.

    WHEREAS, Tenant is desirous of leasing an additional 4,960 square feet being now particularly identified on exhibit B-1 as Area 5A beginning February 1, 1992.

    NOW THEREFORE, in consideration of the foregoing, the parties hereto hereby agree to amend the terms of the Leases as hereinafter set forth:

    1. Landlord does hereby lease to Tenant an additional 4,960 square feet of building area ("New Space") contiguous to the existing Leased Premises which additional space is more particularly identified on Exhibit B-1 as Area 5A and shall hereafter be included as part of the Leased Premises.

    2. Commencing February 1, 1992, Tenant hereby agrees to pay to Landlord as minimum rent for the New Space (Area 5A), the sum of Nine Hundred Sixty Three Dollars ($963.00) in advance on or before the first day of each month throughout the balance of the lease term in addition to the minimum rent set forth in Article 3 of Lease, and the first and second amendment to the lease.

              B. Tenant agrees to pay any prorata increase in landlord's insurance premiums over and above the sum of Fourteen Thousand Forty and 00/100 Dollars ($14,040.00) with respect to the insurance carried by Landlord. Landlord shall submit to Tenant evidence of such increase in insurance and within 30 days thereafter, Tenant shall pay said amount to Landlord.

              C. Except as expressly amended herein, all other terms and conditions of said Lease shall remain in full force and effect, are applicable to the New Premises which shall hereafter be included in the Leased Premises and are hereby ratified and confirmed by the parties hereto.

    IN WITNESS WHEREOF the respective parties hereto have executed this Third Amendment to Lease effective as of the date of this Agreement.


IN THE PRESENCE OF:                                 R & R PROPERTIES, an Ohio
                                                      Partnership


--------------------------                       ------------------------------
                                                    Frank J. Roach

                                              AND
--------------------------                       ------------------------------
                                                    James A. Rupp

                                                          "Landlord"

                                                     P. Leiner Nutritional
                                                     Products Inc.
                                                     A California Corporation


                                               BY
--------------------------                       ------------------------------
                                                            "Tenant"

                                  [FLOORPLAN]

                            FOURTH AMENDMENT OF LEASE


     This Fourth Amendment to Lease dated this 2nd day of August, 1994, by and between R&R PROPERTIES, an Ohio Partnership ("Landlord"), whose address is 1160
S. McCord Road, Holland, Ohio, 43528 and LEINER HEALTH PRODUCTS INC. ("Tenant"), a Delaware Corporation, whose address is 1845 West 205th Street, Torrence, California 90501.

     WITNESSETH:

     WHEREAS, Landlord and Tenant entered into a Lease dated March 12, 1984, as amended by the First Amendment to Lease dated August 1, 1986, the Second Amendment to Lease dated June 19, 1989 and the Third Amendment to Lease dated August 3rd, 1992 (collectively the "Lease"); and

     WHEREAS, the Lease is still in full force and effect (though currently functioning on a month to month basis pursuant to Section 9 of the Lease);

     NOW THEREFORE, Landlord and Tenant agree to amend the Lease as follows:

     1. Effective the lst day of June, 1994, the Lease term shall be the period commencing the 1st day of June, 1994 and ending the 31st day of May, 1995.

     2. Effective as of the 1st day of June, 1994, and except with respect to June, 1994 as provided below, Tenant covenants and agrees to pay Landlord, without demand, at Landlord's office or such other place as Landlord may from time to time designate, as rent for the Leased Premises, Twenty six thousand four hundred and thirty dollars and forty eight cents ($26,430.48) per month until the Leased Premises increase in size as provided in paragraph 4.

Tenant has paid to Landlord Twenty three thousand three hundred and sixty dollars and fifty three cents ($23,360.53) constituting the full payment for June.

     3. Upon the expiration of the term of the Lease, and provided that the Tenant is not in default under the terms of the Lease, Tenant may, at its option, continue Lease for another 1 year period. Tenant shall give Landlord written notice no less than (3) months prior to the 31st day of May, 1995 of its intention to renew. If no written notice is received, the Lease will be extended on a month to month basis as provided for Section 29 of the Lease.

     4. Landlord will attempt to make available area 4 (5,676 sq. ft. more or less) as soon as possible and upon giving Tenant notice the area is available, rent will begin on the first of the month following such notice of availability at the rent rate of One thousand one hundred and fifty four dollars and twelve cents ($1,154.12). This area will then become part of the Leased Premises described in the Lease and the First, Second and Third Amendments. Tenant will also give up forty parking spaces along Oak Street to be used by Schlegel Corporation. Parking area given up by Leiner will be immediately replaced as required in the area directly to the west of Tenant's main lot.

     5.   In all other respects the Lease shall remain in full force and effect.


     IN WITNESS WHEREOF, the Landlord and Tenant have hereunto set their hands to duplicates hereof as of the day and year first written above.


          WITNESSED BY:                 R & R PROPERTIES, LANDLORD

/s/ Kristen                             By:
--------------------------------             ----------------------------


--------------------------------

                                         LEINER HEALTH PRODUCTS INC., TENANT

                                         By: /s/ Diane J. Beardsley
--------------------------------             -----------------------------

                            FIFTH AMENDMENT OF LEASE


          This fifth Amendment to Lease dated this 20th day of May, 1996, by and between R&R PROPERTIES, an Ohio Partnership ("Landlord"), whose address is 1160 S. McCord Road, Holland, Ohio, 43528 and LEINER HEALTH PRODUCTS INC., ("Tenant"), a Delaware Corporation, whose address is 901 E. 223rd Street, Carson, California 90745.

          WITNESSETH:

          WHEREAS, Landlord and Tenant entered into a Lease dated March 12, 1984, as amended by the First Amendment to Lease dated August 1, 1986, the Second Amendment to Lease dated June 19, 1989, the Third Amendment to Lease dated August 3rd, 1992, and the Fourth Amendment to Lease dated August 2nd, 1994, (collectively the "LEASE"); and

          WHEREAS, the Lease is still in full force and effect,

          NOW THEREFORE, Landlord and Tenant agree to amend the Lease as follows:

          1. Effective the 1st day of June, 1996, the Lease term shall be the period commencing the first day of June, 1996 and ending the 31st day of May, 1999.

          2. Effective as of the 1st day of June, 1996, Tenant covenants and agrees to pay to Landlord, without demand, at Landlord's office or such other place as Landlord may from time to time designate, as rent for the premises, Twenty seven thousand five hundred and eighty four dollars and sixty cents ($27,584.60) per month.

          3. Upon the expiration of the term of the Lease, and provided that the Tenant is not both in default and past the expiration of any applicable cure periods under the terms of this Lease, Tenant may, at its option, continue Lease for another 3 year period. If Tenant continues to occupy the Premises as of January 1st, 1999, and no notice of intent to vacate has been received by Landlord, the Lease shall be extended automatically for another 3 year term.

          4. During the original term as stated above, either Tenant or Landlord may terminate the Lease by giving the other one years written notice of its intention to do so. If such notice is given, there will be no "holding over" except as agreed and at whatever rate the participants hereto agree upon at the time. If Landlord receives such notice of intent to vacate, Landlord shall not disclose such information to the employees of Tenant or the community for a period of 90 days or until Tenant has advised employees of its intent, whichever happens first.

          5. In all other respects the Lease shall remain in full force and effect.

          IN WITNESS WHEREOF, the Landlord and Tenant have hereunto set their hands to duplicate originals hereof as of the day and year first written above.

          WITNESSED BY:                      R & R PROPERTIES, LANDLORD
                                             By:
-----------------------------------             --------------------------------

-----------------------------------

                                             LEINER HEALTH PRODUCTS INC. TENANT,
/s/ Sharen Page, Notary Public               By: /s/  GIFFEN H. OTT
-----------------------------------             --------------------------------
                                                       Giffen H. Ott
-----------------------------------                    V.P.-Operations